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                                                                   EXHIBIT 10.47

                         SALARY CONTINUATION AGREEMENT


          This Salary Continuation Agreement (the "Agreement") is made and entered into as of June 21, 1999 (the "Effective Date"), by and between Network Peripherals Inc., a Delaware corporation (the "Company"), and Joseph Botta ("Employee").

                                   Recitals
                                   --------

          The Company recognizes that the possibility of a Change in Control or other event may occur which may change the nature and structure of the Company and that uncertainty regarding the consequences of such events may adversely affect the Company's ability to retain its key employees. The Company also recognizes that the Employee possesses an intimate and essential knowledge of the Company upon which the Company may need to draw for objective advice and continued services in connection with any acquisition of the Company or other Change in Control that is potentially advantageous to the Company's stockholders. The Company believes that the existence of this Agreement will serve as an incentive to Employee to remain in the employ of the Company and will enhance its ability to call on and rely upon the Employee in connection with a Change in Control.

          The Company and the Employee desire to enter into this Agreement in order to provide additional compensation and benefits to the Employee in recognition of past services and to encourage Employee to continue to devote his full attention and dedication to the Company and to continue his employment with the Company.

          1.   Definitions.  As used in this Agreement, unless the context
               -----------
requires a different meaning, the following terms shall have the meanings set forth herein:

              (a)   "Cause" means:
                     -----

                    (i) theft, a material act of dishonesty, fraud, the falsification of any employment or Company records or the commission of any criminal act which impairs Employee's ability to perform his duties under this Agreement;

                    (ii) improper disclosure of the Company's confidential, business or proprietary information by the Employee;

                    (iii) any action by Employee which the Company's Board of Directors (the "Board") reasonably believes has had or will have a material detrimental effect on the Company's reputation or business; or

                    (iv) persistent failure of the Employee to perform the lawful duties and responsibilities assigned by the Company which is not cured within a reasonable time following the Employee's receipt of written notice of such failure from the Company.

               (b)  "Change in Control " means an Ownership Change Event (as
                     ------------------
defined below) or a series of related Ownership Change Events (collectively, the "Transaction") wherein

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the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

          For purposes of this Agreement, "Ownership Change Event" means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

               (c)  "Constructive Termination" means one or more of the
                     ------------------------
following events that occurs within one (1) year after the occurrence of any Change in Control:

                    (i) without the Employee's express written consent, the assignment to the Employee of any duties, or any limitation of the Employee's responsibilities, substantially inconsistent with the Employee's positions, duties, responsibilities and status with the Company immediately prior to the date of the Change in Control;

                    (ii) without the Employee's express written consent, the removal of the Employee from the Employee's position with the Company as held by the Employee immediately prior to the Change in Control (including a termination of employment as a result of the death or Permanent Disability of the Employee), except in connection with the termination of the employment of the Employee by the Company for Cause;

                    (iii) without the Employee's express written consent, the relocation of the principal place of the Employee's employment to a location that is more than fifty (50) miles from the Employee's principal place of employment immediately prior to the date of the Change in Control, or the imposition of travel requirements on the Employee substantially inconsistent with such travel requirements existing immediately prior to the date of the Change in Control;

                    (iv) any failure by the Company to pay, or any reduction by the Company of (1) the Employee's base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other employees of the Company with responsibilities, organizational level and title comparable to the Employee), or
(2) the Employee's bonus compensation in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the

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actual amount of bonus compensation earned by the Employee and all other participants in the bonus program);

                    (v) any failure by the Company to (1) continue to provide the Employee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any executive, management or administrative group which customarily includes a person holding the employment position or a comparable position with the Company then held by the Employee, any benefit or compensation plans and programs, including, but not limited to, the Company's life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans in which the Employee was participating immediately prior to the date of the Change in Control, or their equivalent (provided, that any changes or terminations of such existing benefit or compensation plans or programs shall not be a Constructive Termination if the changed plan or program or a replacement plan or program provides equivalent or more favorable benefits or compensation to the Employee), or (2) provide the Employee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any executive, management or administrative group which customarily includes a person holding the employment position or a comparable position with the Company then held by the Employee; or

                    (vi) any failure or refusal of a successor company to assume the Company's obligations under this Agreement as required by Section 13;

provided, however, that the Employee's resignation as a result of any of the foregoing events shall be a voluntary resignation, and not a resignation following Constructive Termination, unless the Employee gives written notice of any such event(s) to the Board and allows the Company at least ten (10) days thereafter to correct such condition(s).

               (d)  "Effective Date" means the day and year first set forth
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above.

               (e)  "Permanent Disability" means that:
                     --------------------

                    (i) the Employee has been incapacitated by bodily injury or disease so as to be prevented thereby from engaging in the performance of the Employee's duties following reasonable accommodations on behalf of the Company;

                    (ii) such total incapacity shall have continued for a period of six (6) consecutive months; an d

                    (iii) such incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of the Employee's life.

               (f)  "Termination Upon Change in Control" means any one of the
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following:

                    (i) any termination of the employment of the Employee by the Company without Cause within one (1) year after the occurrence of any Change in Control;

                    (ii) any termination of the employment of the Employee by the Company without Cause during the period commencing thirty (30) days prior to the date of the Company's first public announcement that the Company has entered into a definitive agreement to

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effect a Change in Control (even though still subject to approval by the
Company's stockholders and other conditions and contingencies) and ending on the date of the Change in Control; or

                    (iii) any resignation by the Employee from all capacities in which the Employee is then rendering service to the Company within a reasonable period of time following the event constituting Constructive Termination (with the termination of employment following death or Permanent Disability being deemed a resignation);

provided, however, that "Termination Upon Change in Control" shall not include any termination of the employment of the Employee (1) by the Company for Cause; or (2) as a result of the voluntary termination of employment by the Employee that is not deemed a Constructive Termination under Subsection 1(c) above.

          2.   Position and Duties.  Until a Change in Control, Employee shall
               -------------------
continue to be an at-will employee of the Company employed in his current position at his then current salary rate, subject to revision from time to time by the Board of Directors or a committee thereof. Employee shall also be entitled to continue to participate in and to receive benefits on the same basis as other executive or senior staff members under any of the Company's employee benefit plans as in effect from time to time. In addition, Employee shall be entitled to the benefits afforded to other employees similarly situated under the Company's vacation, holiday and business expense reimbursement policies, as amended from time to time. Employee agrees to devote his full business time, energy and skill to his duties at the Company. These duties shall include, but not be limited to, any duties consistent with his position which may be assigned to Employee from time to time.

          3.   Benefits Upon Voluntary Termination, Permanent Disability or
               ------------------------------------------------------------
Death. In the event that Employee voluntarily terminates his employment relationship with the Company at any time and such termination is not deemed a Constructive Termination as described in Subsection 1(c) above, or in the event that Employee's employment terminates as a result of his death or Permanent Disability prior to a Change in Control, Employee shall be entitled to no compensation or benefits from the Company other than those earned under Section 2 above through the date of his termination of employment.

          4.   Termination Upon Change in Control.
               ----------------------------------

               (a) In the event of the Employee's Termination Upon Change in Control, Employee shall be entitled to the following separation benefits:

                    (i) those benefits earned under Section 2 (other than any unpaid incentive bonus) through the date of Employee's termination;

                    (ii) Employee's employment as an officer of the Company shall terminate immediately; however, the Company shall continue Employee's employment as a non-officer employee of the Company for a period of one (1) year following the date of the Employee's termination (the "Severance Period"). During such period, Employee shall be entitled to the greater of (1) Employee's then current salary at the time of the Change in Control, or (2) Employee's salary and bonus over the preceding twelve (12) months, in either case less applicable withholding, payable in accordance with the Company's normal payroll practices;

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                    (iii) within ten (10) days of submission of proper expense reports by the Employee, the Company shall reimburse the Employee for all expenses reasonably and necessarily incurred by the Employee in connection with the business of the Company prior to his termination of employment;

                    (iv) continued provision of the Company's standard employee medical insurance coverages through the end of the Severance Period; thereafter, Employee shall be entitled to elect continued medical insurance coverage in accordance with the applicable provisions of federal law (COBRA); provided, however, that in the event Employee becomes covered under another employer's group health plan during the period provided for herein, the Company shall cease provision of continued group health insurance for Employee; and

                    (v) notwithstanding any provisions to the contrary contained in any stock option agreement between the Company and the Employee, upon a Termination Upon Change in Control,

                          (1)   50% of all unvested stock options granted by the
Company to the Employee prior to the Change in Control, which are not accelerated pursuant to the provisions of Section 5, shall become immediately exercisable and vested in full as of the time of such Termination Upon Change in Control if such date is on or before December 31, 1999;

                          (2)   100% of all unvested stock options granted by
the Company to the Employee prior to the Change in Control, which are not accelerated pursuant to the provisions of Section 5, shall become immediately exercisable and vested in full as of the time of such Termination Upon Change in Control if such date is after December 31, 1999;

                          (3)   all such stock options shall remain exercisable
for a period of at least one (1) year, subject to any longer periods for exercise of such options set forth in the particular option agreements.

This Subsection 4(a)(v) shall apply to all such stock option agreements, whether heretofore or hereafter entered into between the Company and the Employee.

               (b) The Employee's entitlement to any benefits under Section 4 is conditioned upon the Employee's execution and delivery to the Company of (i) a general release of claims in a form satisfactory to the Company and (ii) a resignation from all of Employee's positions with the Company (with the exception of any continued employment for the purposes set forth in Section 4(a)) in a form satisfactory to the Company.

               (c) In the event that Employee accepts employment with, or provides any services to (whether as a partner, consultant, joint venturer or otherwise), any person or entity which offers products or services that are competitive with any products or services offered by the Company or with any products or services that Employee is aware the Company intends to offer, Employee shall be deemed to have resigned from his employment with the Company effective immediately upon such acceptance of employment or provision of services. Upon such resignation, Employee shall not be entitled to any further payments or benefits as provided under this Section 4.

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               (d)  In the event that Employee accepts employment with, or provides any services to (whether as a partner, consultant, joint venturer or otherwise), any person or entity while Employee continues to receive any separation benefits pursuant to this Section 4, Employee shall immediately notify the Company of such acceptance and provide to the Company information with respect to such person or entity as the Company may reasonably request in order to determine if that person's or entity's products or services are competitive with the Company's.

          5.   Acceleration of Exercisability and Vesting of Stock Options Upon
               ----------------------------------------------------------------
Change in Control.  In the event of a Change in Control, all stock options
-----------------
granted to the Employee prior to the Change in Control (whether heretofore or hereafter granted) shall become immediately exercisable and vested in full effective as of the date thirty (30) days before the consummation of the transaction constituting such Change in Control.

          6.   Parachute Payments.  In the event that any payment or benefit
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received or to be received by Employee pursuant to this Agreement or otherwise
(collectively, the "Payments") would result in a "parachute payment" as described in section 280G of the Internal Revenue Code of 1986, as amended, notwithstanding the other provisions of this Agreement, the amount of such Payments will not exceed the amount which produces the greatest after-tax benefit to Employee. For purposes of the foregoing, the greatest after-tax benefit will be determined within thirty (30) days of the occurrence of such payment to Employee, in Employee's sole and absolute discretion. If no such determination is made by Employee within thirty (30) days of the occurrence of such payment, the Company will promptly make such determination in a fair and equitable manner.

          7.   Exclusive Remedy.  Under any claim for breach of this Agreement
               ----------------
or wrongful termination, the payments and benefits provided for in Section 4 shall constitute the Employee's sole and exclusive remedy for any alleged injury or other damages arising out of the cessation of the employment relationship between the Employee and the Company in the event of Employee's termination. Except as expressly set forth herein, the Employee shall be entitled to no other compensation, benefits, or other payments from the Company as a result of any termination of employment with respect to which the payments and/or benefits described in Section 4 have been provided to the Employee.

          8.   Proprietary and Confidential Information.  The Employee agrees to
               ----------------------------------------
continue to abide by the terms and conditions of the Company's confidentiality and/or proprietary rights agreement between the Employee and the Company.

          9.   Conflict of Interest.  Employee agrees that for a period of one
               --------------------
(1) year after termination of his employment with the Company, he will not, directly or indirectly, solicit the services of or in any other manner persuade employees or customers of the Company to discontinue that person's or entity's relationship with or to the Company as an employee or customer, as the case may be.

          10.  Arbitration.  Any claim, dispute or controversy arising out of
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this Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association in Santa Clara County, California; provided, however, that this arbitration provision shall not preclude the Company from seeking injunctive relief from any court having jurisdiction with respect to any

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disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or confidential and proprietary information. All costs and expenses of arbitration or litigation, including but not limited to attorneys fees and other costs reasonably incurred by the prevailing party, as determined by such arbitration or litigation, shall be paid by the other party. Judgment may be entered on the award of the arbitration in any court having jurisdiction.

          11.  Interpretation.  Employee and the Company agree that this
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Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

          12.  Conflict in Benefits.  This Agreement shall supersede all prior
               --------------------
arrangements, whether written or oral, and understandings regarding the subject matter of this Agreement; provided, however, that this Agreement is not intended to and shall not affect, limit or terminate (i) any plans, programs, or arrangements of the Company that are either in writing or regularly made available to a significant number of employees of the Company, (ii) any agreement or arrangement with the Employee that has been reduced to writing and which does not relate to the subject matter hereof, or (iii) any agreements or arrangements hereafter entered into by the parties in writing, except as otherwise expressly provided herein.

          13.  Successors and Assigns.
               ----------------------

               (a)  Successors of the Company.  The Company will require any
                    -------------------------
successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession transaction shall be a breach of this Agreement and shall entitle the Employee to terminate his employment with the Company within three (3) months thereafter and to receive the benefits provided under Section 4 of this Agreement in the event of Termination Upon Change in Control. As used in this Agreement, "Company" shall mean the Company as defined above and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               (b)  Heirs of Employee.  This Agreement shall inure to the
                    -----------------
benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Employee should die after the conditions to payment of benefits set forth herein have been met and any amounts are still payable to his hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's beneficiary, successor, devisee, legatee or other designee or, if there be no such designee, to the Employee's estate. Until a contrary designation is made to the Company, the Employee hereby designates as his beneficiary under this Agreement the person whose name appears below his signature on this Agreement.

          14.  Notices.  For purposes of this Agreement, notices and all other
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communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

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               if to the Company:       Network Peripherals Inc.
                                        1371 McCarthy Boulevard
                                        Milpitas, CA 95035
                                        Attn: President

and if to the Employee at the address specified at the end of this Agreement. Notice may also be given at such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          15.  No Representations.  Employee acknowledges that he is not relying
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and has not relied on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

          16.  Validity.  If any one or more of the provisions (or any part
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thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

          17.  Modification.  This Agreement may only be modified or amended by
               ------------
a supplemental written agreement signed by Employee and the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.

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                                    Network Peripherals Inc.


Date: June 21, 1999                 By: /s/ William Rosenberger
                                        ---------------------------------
                                           Signature
                                    Title: President and CEO



Date: June 21, 1999                 /s/ Joseph Botta
                                    -------------------------------------
                                    Employee's Signature



                                    Address for Notice to Employee:

                                    5396 Vicenza Way
                                    San Jose, CA 95138


Name of Designated Beneficiary:     Address of Designated Beneficiary:

Joan Botta                          5396 Vicenza Way
                                    San Jose, CA 95138

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